Exhibit 99.1

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Assure Exceeds Fourth Quarter 2021 Forecast for Remote Neurology Managed Cases

DENVER, January 13, 2022 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (NASDAQ: IONM; TSXV: IOM), a provider of intraoperative neuromonitoring services (“IONM”), announced that its remote neurology business, which launched in 2021, performed more than 2,100 remote neurology managed cases during the year. This included 1,222 in the fourth quarter of 2021, which exceeded the Company’s forecasted range of 1,000 to 1,200 during the period.

John A. Farlinger, executive chairman and CEO, said, “The roll-out of Assure’s remote neurology services for IONM is advancing. We completed over 1,200 remote neurology managed cases in the fourth quarter. Providing this service enables the Company to reduce our cost of delivery for providing IONM, thereby driving higher profit on every case we perform. Further, remote neurology services create a new revenue stream for Assure.”

Farlinger continued, “Importantly, the patient volume necessary to accelerate our remote neurology services has already been established by the managed cases performed by our technologists. Now, it is simply a matter of transitioning Assure patients to our remote neurology platform. The potential to scale our remote neurology offering is substantial with each of our four providers capable of performing professional oversight on 2,500 cases per year or more once fully ramped.”

Farlinger concluded, “We expect our remote neurology platform to be a key driver of incremental revenue and margin in 2022.”

Assure currently has four supervising practitioners performing remote neurology services. The Company is actively recruiting to fill additional positions and expects to continue ramping-up staffing for this function over the course of 2022 and beyond.

About Assure Holdings

Assure Holdings Corp. is a Colorado-based company that works with neurosurgeons and orthopedic spine surgeons to provide a turnkey suite of services that support intraoperative neuromonitoring activities during invasive surgeries. Assure employs its own staff of technologists and uses its own state-of-the-art monitoring equipment, handles 100% of intraoperative neuromonitoring scheduling and setup, and bills for all technical services provided. Assure Neuromonitoring is recognized as providing the highest level of patient care in the industry and has earned the Joint Commission’s Gold Seal of Approval®. For more information, visit the company’s website at www.assureneuromonitoring.com.

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws, including, but not limited to comments with respect to: expectations with respect to the Company’s remote neurology business, including as a key driver of incremental revenue and margin in 2022; and recruitment with respect to additional staffing for the Company’s remote neurology services. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to: the Company may not fill additional positions for its remote neurology services; the Company’s remote neurology platform may not be a key driver of incremental revenue and margin in 2022; the Company’s remote neurology platform may not result in reduced costs of delivery for providing IONM and may not drive higher profits on every case performed; the Company’s remote neurology providers may not provide professional oversight on 2,500 cases per year or more once fully ramped; the uncertainty surrounding the spread of COVID-19 and the impact it will have on the Company’s operations and business, including but not limited to its remote neurology business, and economic activity in general; and risks and uncertainties discussed in our most recent annual and quarterly reports filed with the United States Securities and Exchange Commission, including our annual report on Form 10-K filed on March 30, 2021, and with the Canadian securities regulators and available on the Company’s profiles on EDGAR at www.sec.gov and SEDAR at www.sedar.com, which risks and uncertainties are incorporated herein by reference. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Key Performance Metrics

This announcement contains key performance metrics, managed cases and remote neurology managed cases, that management of the Company utilizes to determine operational performance from period to period. A managed case is all technical cases Assure performs and any cases where the professional bill is from a 100% owned Assure entity and excludes cases when a global bill is presented and we calculate it based on bills presented during the relevant measurement period. We define remote neurology managed cases as a subset of managed cases where Assure’s remote neurology platform is utilized and billed. Management believes that managed cases and remote neurology managed cases are important measures of the Company’s operational performance because it is a consistent measurement to evaluate patient revenue streams.

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
1-720-287-3093
Scott.Kozak@assureiom.com